CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated August 20, 2007 except for Note 6, to which the date is September 5, 2007 relating to the December 31, 2006 financial statements of Kraig Biocraft Laboratories, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
September 26, 2007